                                                                   EXHIBIT 10.71

                 AMENDMENT NO.1 TO REGISTRATION RIGHTS AGREEMENT

         AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (the "Amendment"),
dated as of December 30, 2005, by and among Nalco Holding Company, a Delaware corporation (the "Company"), Nalco LLC, a Delaware limited liability company
("Nalco LLC"), the Sponsor Members, the Management Members and the other
Holders, to the Registration Rights Agreement (as amended, supplemented or otherwise modified, the "Agreement"), dated as of November 16, 2004.

                                    RECITALS

         WHEREAS, the Company, Nalco LLC, the Sponsor Members and the Management
Members have heretofore executed the Agreement.

         WHEREAS, one of the purposes of the Agreement was to provide the parties listed on Schedule A hereto (the "Released Management Holders") with certain registration rights in order to enable them to sell registered shares of the Company's common stock.

         WHEREAS, the Agreement was intended, in part, to enable Management
Members to sell shares of the Company's common stock received in exchange for units of Nalco LLC on a registered basis by granting them certain incidental
("piggyback") registration rights in connection with registered offerings of the
Company's common stock by Nalco LLC or the Sponsor Members.

         WHEREAS, the Agreement subjects Management Members to certain obligations, including lock-up provisions, pursuant to which such Management
Members may be prohibited from selling their shares of the Company's common stock for up to 14 days prior to and up to 180 days following such offerings.

         WHEREAS, Company has filed a shelf registration statement on Form S-3 to register shares of the Company's common stock held by the Released Management
Holders, along with any prospectus supplements or post-effective amendments, as applicable, in order to facilitate the disposition of the Released Management
Holders' Registrable Shares.

         WHEREAS, the parties hereto have determined that the shelf registration statement will satisfy the purpose of enabling the Released Management Holders to sell their Registrable Shares on a registered basis, and have consequently agreed to release the Released Management Holders from the Agreement so that they would no longer be entitled to rights or subject to restrictions thereunder.

         NOW THEREFORE, in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, pursuant to
Section 6(b) of the Agreement, the parties hereto agree that effective as of the date hereof, the Released Management Holders will no longer be deemed a party to the Agreement and will not be entitled to any rights or subject to any obligations under the Agreement.

         Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

Capitalized terms used herein without definition have the meanings assigned to them in the Agreement.

                                            MANAGEMENT MEMBER

                                            By:   ______________________________
                                                  Name:
                                                  Title: